Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2005 relating to the consolidated financial statements of ACADIA Pharmaceuticals Inc., which appears in ACADIA Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Diego, California

September 13, 2005